UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2004

MERISTAR HOSPITALITY CORPORATION
(Exact name of registrant as specified in its charter)

1-11903
(Commission File Number)

MARYLAND	72-2648842
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

4501 NORTH FAIRFAX DRIVE
ARLINGTON, VIRGINIA 22203
(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 812-7200

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On July 29, 2004, MeriStar Hospitality Corporation issued a press release announcing that it had appointed Paul J. Klaassen to the Board of Directors. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item. Mr. Klaassen was appointed on July 13, 2004 to serve a term expiring on the date of the annual meeting in 2005, and until his successor is duly elected and qualifies. Mr. Klaassen will also serve on the Board’s Nominating & Governance Committee.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

99.1	Press Release, dated as of July 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISTAR HOSPITALITY CORPORATION

By:	/s/ Jerome J. Kraisinger

Jerome J. Kraisinger
Executive Vice President, Secretary and General Counsel

Date: August 10, 2004